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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K

                                ----------------

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                January 30, 1996
--------------------------------------------------------------------------------
               (Date of Report - Date of earliest event reported)


                              TELEMUNDO GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                          0-16099                 13-3348686
----------------------------    -----------------------    ---------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
of incorporation of                                       Identification Number)
organization)


2290 West 8th Avenue, Hialeah, Florida                             33010
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (305) 884-8200


                               Page 1 of 10 pages

                       The Exhibit Index Appears on Page 4
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Item 5.   OTHER EVENTS.

          On January 19, 1996, Telemundo Group, Inc. (the "Company") announced that it expects to report operating income of $12.6 million (after depreciation and amortization of $3.0 million) for the quarter ended December 31, 1995 as compared to operating income of $10.8 million (after depreciation and amortization of $2.9 million) for the comparable period of the prior year. For the year ended December 31, 1995, the Company expects to report operating income of $14.4 million (after depreciation and amortization of $11.6 million) as compared to operating income of $13.2 million (after depreciation and amortization of $10.8 million) for 1994. The Company expects to report net revenue of $49.3 million for the quarter ended December 31, 1995 as compared to net revenue of $52.1 million for the comparable period of the prior year. For the year ended December 31, 1995, the Company expects to report net revenue of $169.1 million as compared to net revenue of $183.9 million for 1994. Although, such results are preliminary and have not been audited, the Company believes that the final audited results will not vary materially from the results set forth above. See Exhibit 3, Press Release dated January 19, 1996.

          On November 27, 1995 the Company commenced (i) an offer to purchase (the "Repurchase Offer") up to $116.9 million aggregate principal amount of the Company's 10.25% Senior Notes due December 30, 2001 (the "Old Notes") and (ii) a solicitation (the "Consent Solicitation") of certain consents (the "Consents") from the holders of the Old Notes to amend the indenture (the "Old Note Indenture") governing the Old Notes (the "Proposed Amendments"). As of
January 30, 1996, the holders of $116,705,500 principal amount of the Old Notes, representing approximately 99.8% of the aggregate outstanding principal amount of Old Notes, had tendered their Old Notes and delivered their Consents to the Proposed Amendments. As of December 12, 1995, the Company had received Consents from holders of a majority of the aggregate outstanding principal amount of Old Notes and on that date, the Company and the Trustee under the Old Note Indenture executed a supplemental indenture to the Old Note Indenture (the "Supplemental Indenture"). Upon the execution of the Supplemental Indenture, the Proposed Amendments became effective and binding on all holders of Old Notes, including those holders who did not submit their Consents, but will not become operative until the Company accepts the Old Notes for purchase pursuant to the Repurchase Offer. See Exhibits 2 and 4, Press Releases dated December 12, 1995 and
January 30, 1996.

          On October 16, 1995, Telemundo News Network, Inc. ("TNNI"), a wholly-owned subsidiary of the Company which holds partnership interests in TeleNoticias del Mundo, L.P. ("TeleNoticias"), filed an action in New York Supreme Court, New York County against its partners to address certain corporate governance issues affecting TeleNoticias. In its complaint TNNI asserts a cause of action for breach of a stockholders agreement, a cause of action for a declaration that TNNI has the right to nominate the President of TeleNoticias, a cause of action for a declaration that certain "board" resolutions are invalid, and a cause of action for breach of fiduciary duty. Certain of the defendants have asserted counterclaims against TNNI for injunctive and declaratory relief as well as for damages in an unliquidated amount. In an order


                                       -1-
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issued January 11, 1996, the court denied the cross motions seeking injunctive relief and directed that all discovery be completed within 60 days of the date of the order.

          The partners of TeleNoticias are engaged in discussions in connection with seeking a resolution of their disagreements regarding TeleNoticias. Such discussions have included a number of possible alternatives, including a resolution of the dispute regarding management of TeleNoticias, a winding up of the partnership, and a purchase by one or more of the partners of the interests of the other partners. In connection with these discussions, the Company has had conversations with a number of organizations with respect to replacing some or all of the other TeleNoticias partners. The Company does not contemplate entering into any transaction relating to the replacement of any of the partners of TeleNoticias if, as a result, the Company would have materially greater financial commitments to TeleNoticias than it presently has with respect thereto. The Company believes that the outcome of the litigation, or the impact of any restructuring or winding up of TeleNoticias, will not result in a material adverse effect on the Company or its ability to acquire quality news programming.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS:

          Included as part of this Form 8-K are the exhibits listed on the
     Exhibit Index appearing on page 4.


                                       -2-
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 30, 1996


                                        TELEMUNDO GROUP, INC.


                                        By: /s/ Peter J. Housman II
                                           -------------------------
                                           Peter J. Housman II
                                           Chief Financial Officer
                                           and Treasurer
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                                  EXHIBIT INDEX


Exhibit
Number                             Description                              Page
------                             -----------                              ----

1. Prospectus included in the Registration Statement on Form S-3 filed by the Company on November 27, 1995 (Registration No. 33-64599) (Incorporated by reference)

2.        Form of Press Release dated December 12, 1995                      5

3.        Form of Press Release dated January 19, 1996                       7

4.        Form of Press Release dated January 30, 1996                       9




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                                    EXHIBIT 2

FOR IMMEDIATE RELEASE


                                             Contact:  Peter J. Housman II
                                             Telemundo Group, Inc.
                                             (305) 889-7999

                  TELEMUNDO AMENDS 10.25% SENIOR NOTE INDENTURE

     Miami, Florida, December 12, 1995 - Telemundo Group, Inc. announced today that it has amended the indenture governing its 10.25% Senior Notes due 2001 in connection with the receipt of consents from holders of a majority of the aggregate outstanding principal amount of such Senior Notes approving the amendments.

     The amendments are effective today but will not become operative until the closing of the previously announced repurchase offer for such Senior Notes. Holders who submit consents prior to 5:00 p.m., New York City time, on December 26, 1995 (the "Initial Date") will be entitled to receive a consent fee of 1% of the principal amount of the Notes for which such holder has given consents, payable promptly after consummation of the repurchase offer even if such consents were submitted after the indenture was amended.

     The repurchase offer is presently scheduled to expire on the Initial Date, but Telemundo intends, subject to the terms and conditions thereof, to extend the repurchase offer until immediately prior to the closing of its previously announced acquisition of a 74.5% interest in its Chicago affiliate, WSNS-TV. Holders who tender their Notes before the Initial Date will, upon satisfaction or waiver of the conditions to the repurchase offer, receive 100% of the principal amount of such Notes, and holders who tender on or after the Initial Date and prior to the expiration of the repurchase offer will receive 85% of the principal amount of such Notes


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(including accrued and unpaid interest, in each case to, but not including, the date of repurchase).

     The acquisition of WSNS is subject to a number of conditions, including the receipt of Federal Communications Commission approval and the closing of financing to consummate the acquisition. Telemundo has received early termination of the waiting period under the Hart-Scott-Rodino Act applicable to the acquisition. The acquisition of WSNS is expected to close in the first quarter of 1996.


     Telemundo Group, Inc. (NASDAQ:TLMD), based in Miami, Fl, is a Spanish-language television network that, through its owned and operated stations and affiliates in 55 markets, reaches 85% of all U.S. Hispanic households. Telemundo also owns and operates a television station and related production facilities in Puerto Rico.


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                                    EXHIBIT 3

FOR IMMEDIATE RELEASE


                                             Contact:  Peter J. Housman II
                                             Telemundo Group, Inc.
                                             (305) 889-7999

            TELEMUNDO GROUP, INC. REPORTS PRELIMINARY FOURTH QUARTER
                              AND YEAR-END RESULTS

     MIAMI, FLORIDA, JANUARY 19, 1996 -- Telemundo Group, Inc. today announced that it expects to report operating income of $12.6 million (after depreciation and amortization of $3.0 million) for the quarter ended December 31, 1995 as compared to operating income of $10.8 million (after depreciation and amortization of $2.9 million) for the comparable period of the prior year. For the year ended December 31, 1995, the company expects to report operating income of $14.4 million (after depreciation and amortization of $11.6 million) as compared to operating income of $13.2 million (after depreciation and amortization of $10.8 million) for 1994. The Company expects to report net revenue of $49.3 million for the quarter ended December 31, 1995 as compared to net revenue of $52.1 million for the comparable period of the prior year. For the year ended December 31, 1995, the Company expects to report net revenue of $169.1 million as compared to net revenue of $183.9 million for 1994. Such results are preliminary and have not been audited, however, the Company believes that the final audited results will not vary materially from the results set forth above. On December 30, 1994, the Company consummated its financial restructuring pursuant to a plan of reorganization under chapter 11 of Bankruptcy Code. The quarter and year ended December 31, 1994 are presented on a historical cost basis without giving effect to the reorganization.


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     Telemundo Group, Inc. (NASDAQ:TLMD), based in Miami, Fl, is a Spanish-
language television network that, through its owned and operated stations and affiliates in 55 markets, reaches 85% of all U.S. Hispanic households. Telemundo also owns and operates a television station and related production facilities in Puerto Rico.


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                                    EXHIBIT 4

FOR IMMEDIATE RELEASE


                                             Contact:  Peter J. Housman II
                                             Telemundo Group, Inc.
                                             (305) 889-7999

                    TELEMUNDO EXTENDS NOTES REPURCHASE OFFER

     Miami, Florida, January 30, 1996 -- Telemundo Group, Inc. today announced that it is extending its offer to repurchase any and all of its outstanding 10.25% Senior Notes due 2001. The repurchase offer will now expire at 5:00 P.M., New York City time, on Monday, February 12,1996, unless extended. Telemundo has been informed by the Depository that to date $116,705,500 of aggregate principal amount of the Notes, representing approximately 99.8% of the outstanding principal amount of such Notes, have been tendered.

     The repurchase offer commenced on November 27, 1995 and Telemundo intends, subject to the terms and conditions to the offer, to extend, from time to time, the offer until immediately prior to the closing of is acquisition of a 74.5% interest in its Chicago affiliate, WSNS-TV. The acquisition of WSNS is expected to close in the first quarter of this year. Holders who tender on or after 5:00 P.M., New York City time, on December 26, 1995 and prior to the expiration date of the repurchase offer will receive 85% of the principal amount of such Notes (including accrued and unpaid interest, in each case to, but not including, the date of repurchase). The repurchase offer is subject to a number of conditions, including the closing of the acquisition of WSNS and the completion of the new Senior Notes offering to finance the acquisition of the interest in WSNS and to pay for Notes repurchased in the repurchase offer, among other things.


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     Telemundo Group, Inc. (NASDAQ:TLMD), based in Miami, Fl, is a Spanish-
language television network that, through its owned and operated stations and affiliates in 55 markets, reaches 85% of all U.S. Hispanic households. Telemundo also owns and operates a television station and related production facilities in Puerto Rico.